UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
AMENDMENT NO. 1 to FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 1, 2010
Energizer Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Missouri (State or other jurisdiction of incorporation)	1-15401 (Commission File Number)	43-1863181 (IRS Employer Identification Number)
533 Maryville University Drive
St. Louis, Missouri 63141
(Address of principal executive offices)
Registrant’s telephone number, including area code: (314) 985-2000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE
     Energizer Holdings, Inc. (the “Company,” “we” or “our”) is filing this Amendment No. 1 to Form 8-K to amend the Company’s Current Report on Form 8-K filed on November 2, 2010 (the “Original Form 8-K”) in order to update certain disclosures therein under Item 2.05 with respect to the Company’s exit and disposal activities. The disclosure contained in Item 2.05 of the Original Form 8-K is hereby replaced in its entirety by the disclosure contained in Item 2.05 of this Form 8-K/A.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On November 1, 2010, the Board of Directors of the Company authorized a broad restructuring plan which, at that time, was expected to result in pre-tax charges in the range of $65 to $85 million over the following twelve months, with the vast majority associated with manufacturing capacity rationalization. The Board of Directors delegated authority to the Company’s management to determine the final plan with respect to these initiatives. At that time, as management had not yet finalized the specific actions to be taken, the Company was not able to make a good faith estimate of the amount or range of amounts of each major type of cost that will be incurred, or the amount or range of amounts of costs that will result in future cash expenditures. The Company is filing this amendment to the Original Form 8-K to report upon the determination of specific restructuring actions and the estimated amounts or range of amounts of the related costs, as well as the range of the estimated total costs associated with the restructuring plan.
     On March 7, 2011, the Company determined that, as a part of the restructuring plan, it will close its carbon zinc manufacturing facility in Cebu, Philippines and its alkaline manufacturing facility in La Chaux De Fonds (LCF), Switzerland. The Company anticipates that it will close the Cebu facility by May 2011 and the LCF facility by July 2011. The carbon zinc and alkaline battery requirements currently supplied by the Cebu and LCF facilities will be produced in our remaining battery manufacturing facilities. The Company expects to implement additional elements of the restructuring plan in the U.S. and throughout the rest of the world, substantially all of which are anticipated to be completed by the end of fiscal 2011.
     The Company anticipates that, in connection with implementing the restructuring plan, it will record pre-tax charges of approximately $75 to $85 million, of which approximately $52 to $60 million relates to severance benefits, including the impact of pension charges, outplacement services and assistance with employment transitioning, and approximately $18 to $21 million relates to the net carrying value of impacted property, plant and equipment. The remaining restructuring charges relate to consulting, training and other exit costs. The estimated timing for the charges is described below:
     First Quarter 2011 Charge. In the first quarter of fiscal 2011, the Company recorded a charge of approximately $1.2 million, of which included $0.4 million related to severance and other employment related benefits, $0.3 million related to a contract termination and $0.5 million for other restructuring related costs.

     Future Charges. The vast majority of the remaining restructuring charges are expected to be incurred in the second and third fiscal quarters of 2011 with the timing of the charges to be determined primarily by the provisions and structure of the severance arrangements related primarily to the closure of Cebu and LCF.
     The Company expects that the restructuring plan will result in aggregate cash expenditures in the range of $62 to $67 million, of which approximately $0.9 million was paid in the first quarter of fiscal 2011. The Company expects that substantially all of the remaining cash expenditures will be made by the end of fiscal 2011.
     As we previously announced, the Company expects to achieve annual pre-tax cost savings in the range of $25 to $35 million, related primarily to the headcount reductions and manufacturing efficiencies, by the end of fiscal 2012.
Forward-Looking Statements
     This document contains both historical and forward-looking statements. Forward-looking statements are not based on historical facts but instead reflect our expectations, estimates or projections concerning future results or events, including, without limitation, our expectations as to anticipated pre-tax restructuring charges and future cost savings. These statements generally can be identified by the use of forward-looking words or phrases such as “believe,” “expect,” “anticipate,” “may,” “could,” “intend,” “intent,” “belief,” “estimate,” “plan,” “likely,” “will,” “should” or other similar words or phrases. These statements are not guarantees of performance and are inherently subject to known and unknown risks, uncertainties and assumptions that are difficult to predict and could cause our actual results, performance or achievements to differ materially from those expressed in or indicated by those statements. We cannot assure you that any of our expectations, estimates or projections will be achieved.
     The forward-looking statements included in this document are only made as of the date of this document and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances.
     Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation:
•	the preliminary nature of the estimates related to the restructuring initiatives, and the possibility they may change as the company management develops and finalizes its plans;

•	the Company’s ability to timely implement the restructuring plan in a manner that will positively impact our financial condition and results of operation;

•	the impact of the restructuring plan on the company’s relationships with its employees, its major customers and vendors;

•	unanticipated expenses and charges that may occur as a result of the restructuring plan;

•	litigation risks, including litigation regarding employment and worker’s compensation;

•	the Company’s ability to improve operations and realize cost savings; and

•	the Company’s ability to execute on its restructuring plan, and general business and economic conditions.
The list of factors above is illustrative, but by no means exhaustive. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
	By:	/s/ Daniel J. Sescleifer
Daniel J. Sescleifer
Dated: March 9, 2011		Executive Vice President and Chief Financial Officer